UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2022, Muscle Maker, Inc. (the “Company”) formed Sadot LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sadot”). On November 14, 2022 (the “Effective Date”), the Company, Sadot and Aggia LLC FC, a company formed under the laws of United Arab Emirates (“Aggia”) entered into a Services Agreement (the “Services Agreement”) whereby Sadot engaged Aggia to provide certain advisory services to Sadot for creating, acquiring and managing Sadot’s business of wholesaling food and engaging in the purchase and sale of physical food commodities. The closing date of the Services Agreement was November 16, 2022. The parties entered into Addendum 1 to the Services Agreement (“Addendum 1”) on November 17, 2022.

As consideration for Aggia providing the services to Sadot, the Company agreed to issue shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to Aggia subject to Sadot generating net income measured on a quarterly basis at per share price of $1.5625, subject to equitable adjustments for any combinations or splits of the Common Stock occurring following the Effective Date (the “Per Share Price”). Upon Sadot generating net income for any fiscal quarter, the Company shall issue Aggia a number of shares of Common Stock equal to the net income for such fiscal quarter divided by the Per Share Price (the “Shares”). The Company may only issue authorized, unreserved Shares of Common Stock. The Company will not issue Aggia in excess of 14,424,275 Shares representing 49.999% of the number of issued and outstanding shares of Common Stock as of the Effective Date (the “Shares Cap”). Further, once Aggia has been issued a number of Shares constituting 19.99% of the issued and outstanding shares of Common Stock of the Company, no additional Shares shall be issued to Aggia unless and until this transaction has been approved by the shareholders of the Company. In the event that the Shares Cap has been reached, then the remaining portion of the net income, if any, not issued as Shares shall accrue as debt payable by Sadot to Aggia (the “Debt”) until such Debt has reached a maximum of $71,520,462 (the “Debt Cap”). The Company shall determine Sadot’s net income or net loss, as applicable, on a quarterly basis. Aggia will have ten days to object to such determination in writing. In the event the parties are unable to resolve any dispute, then such dispute will be resolved through arbitration. The Debt shall be represented by one or more promissory notes of Sadot issued to Aggia. Such promissory note or notes will be non-interest bearing and will be due and payable seven years from issuance. All positive net income shall remain in Sadot for further investment into the Sadot business, provided, however, that such net income as required to repay the Debt pursuant to the terms of the Debt shall be utilized by Sadot for such purposes. After Sadot has generated $9.9 million in net income, the costs incurred by Aggia for the engagement of all employees or consultants of Aggia hired for running the business of Sadot as well as any travel expenses or other expenses incurred for such work shall be reimbursed to Aggia by Sadot to the extent then accrued and shall be reimbursed thereafter.

Subject to the below net income thresholds, Aggia will have the right to nominate up to eight directors (the “Designated Directors”) to the Board of Directors (the “Board”) of the Company, seven of which will meet the independence requirements of the NASDAQ Capital Market and the Company will take such actions as reasonably required to name the directors which Aggia has the right to nominate to the Board. Pursuant to the terms of the Services Agreement, Aggia agreed to nominate Benjamin Petel as the initial Designated Director (the “Initial Director”). As it was not feasible for Aggia to nominate Mr. Petel at the Closing, pursuant to the terms of Addendum 1, the parties agreed that Mr. Petel will be deemed to be the Initial Director and the “Managing Member Representative” for all purposes of the Services Agreement until such time as the parties mutually agree that it is feasible for Aggia to nominate Mr. Petel as the Initial Director. Other than as set forth in Addendum 1, the Services Agreement remains in full force and effect.

Upon Sadot generating an initial $3.3 million in net income, Aggia shall nominate two additional persons as directors of the Board. Upon Sadot generating a total of $6.6 million in net income, Aggia shall nominate two additional persons as directors of the Board. Upon Sadot generating a total of $9.9 million in net income, Aggia shall nominate three additional persons as directors of the Board. All candidates as Designated Directors will be subject to the reasonable acceptance of the Board and appropriate background checks

The Company is required to hold a shareholder meeting and shall recommend to its shareholders that they vote “for” an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock to 150,000,000 shares, approve the above described transactions, approve the issuance of greater than 19.99% of the total issued and outstanding shares to Aggia, approve the equity compensation as required by NASDAQ Rule 5635(c) as needed and approve the changes to the Board (collectively, the “Shareholder Matters”).

The term of the Services Agreement shall commence on the Effective Date and continue until terminated by joint written agreement of Aggia and the Company, automatically in the event that the Shareholder Matters fail to receive the requisite vote needed to approve such matters and by the Company at any time prior to the date that Sadot has generated $9.9 million in net income if Sadot has failed to generate net income for three consecutive quarters during the two years following the formation of Sadot or the accrued amount of Debt has not reached the Debt Cap during the two years following the formation of Sadot. In the event the Services Agreement is terminated, then, at the election of Aggia, Sadot will make a payment to Aggia equal to the net income generated by Sadot from the Closing Date through the date of such termination less any supportable incremental cost that the Company and Sadot would not have incurred that is attributable to Sadot or Aggia will retain the Shares it has received prior to such termination. Further, upon termination, the Company shall sell to Aggia its membership interest in Sadot for a purchase price of $1.00 in total

On November 16, 2022, the Company entered into a Limited Liability Operating Agreement (the “Operating Agreement”) for Sadot pursuant to which the Company, as the sole member of Sadot, appointed itself as the managing member. The Initial Director acts as the managing member representative who shall have the right to make any decisions for the Company with respect to Sadot subject to Sadot’s protocol for managing its business. The Initial Director may be terminated as managing member representative at any time and shall be automatically terminated in the event the Initial Director no longer serves as a director of the Company.

The Shares that may be issued pursuant to the Services Agreement will be issued pursuant to an exemption from registration under Section 4(a)(2) and/or Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by Aggia in the Services Agreement.

The sale of the Shares has not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy such securities described herein.

The above description of the material terms of the Services Agreement, Addendum 1 and the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, Addendum 1, and the Operating Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Services Agreement, as amended by Addendum 1, at such time that the parties deem it feasible, Mr. Petel will be appointed to the Board of the Company. Mr. Petel has been appointed as the Company’s managing member representative for Sadot. Mr. Petel will serve as a director until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. The appointment of Mr. Petel to the Board will be made pursuant to the terms of the Services Agreement, as amended by Addendum 1. Mr. Petel will receive an annual cash fee of $22,000 and $8,000 annually in shares of common stock, both of which are paid quarterly. The equity component utilizes the closing price as of the last day of the quarter. Since January 1, 2020, the Company and Mr. Petel have not entered into any transaction nor is there any currently proposed transaction, in which the Company was or is to be a participant involving an amount exceeding $120,000, and in which Mr. Petel had or will have a direct or indirect material interest.

Mr. Petel, age 44, from 2019 through 2022, has been engaged as a Business Development Specialist and consultant to various agriculture and food companies in the past decade, spanning from corporate finance and M&A to commercial development and operational control. In addition, from 2015 and until 2019, Mr. Petel served as a strategic networking specialist in various fields and industries for Pyromania Creative Productions from October 2014 through October 2018. Mr. Petel received a Bachelor of Arts in Business Administration and General Management from Bar-Ilan University in 2014. Based on his experience within the wholesale food industry, the Company has deemed Mr. Petel as a fit to serve on the Board.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $350,000. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Further, Mr. Roper will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Roper Agreement will automatically terminate and the prior employment agreement will again be in full effect. The description of the material terms of the Roper Agreement does not purport to be complete and is qualified in its entirety by reference to the Roper Agreement, a copy of which is filed as Exhibit 10.4 hereto, and incorporated herein by reference.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $190,000. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Black Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Black Agreement will automatically terminate and the prior employment agreement will again be in full effect. The description of the material terms of the Black Agreement does not purport to be complete and is qualified in its entirety by reference to the Black Agreement, a copy of which is filed as Exhibit 10.5 hereto, and incorporated herein by reference.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $200,000. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Mohan will be entitled to an additional bonus of $50,000 upon the Company obtaining approval of the Shareholder Matters and $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Mohan Agreement will automatically terminate and the prior employment agreement will again be in full effect. The description of the material terms of the Mohan Agreement does not purport to be complete and is qualified in its entirety by reference to the Mohan Agreement, a copy of which is filed as Exhibit 10.6 hereto, and incorporated herein by reference.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $275,000. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Miller Agreement will automatically terminate and the prior employment agreement will again be in full effect. The description of the material terms of the Miller Agreement does not purport to be complete and is qualified in its entirety by reference to the Miller Agreement, a copy of which is filed as Exhibit 10.7 hereto, and incorporated herein by reference.

On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infantee (the “Infantee Agreement”), which replaced her prior employment agreement. Pursuant to the Infantee Agreement, Ms. Infantee will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infantee Agreement, Ms. Infantee is entitled to a base salary at the annualized rate of $175,000. Ms. Infantee will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infantee will be entitled to an additional bonus of $25,000 upon the Designated Directors representing a majority of the Board of Directors. If Ms. Infantee is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infantee is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infantee will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infantee Agreement, and all equity compensation shall be fully accelerated. In the event the Shareholder Matters are not approved by the shareholders, the Infantee Agreement will automatically terminate and the prior employment agreement will again be in full effect. The description of the material terms of the Infantee Agreement does not purport to be complete and is qualified in its entirety by reference to the Infantee Agreement, a copy of which is filed as Exhibit 10.8 hereto, and incorporated herein by reference.

In November 2022, the Board approved a new Board compensation plan providing the Board members with cash compensation of $22,000 per year to be paid quarterly within 30 days of the close of each quarter. In addition, on an ongoing basis pursuant to the approved Board compensation plan, each director will receive $8,000 in value of common stock per year for service as director, $6,000 in value of shares of Common Stock per year for service on each committee and $4,000 in value of shares of Common Stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of Common Stock for committee service will be limited to two committees.

Item 7.01	Regulation FD Disclosure

On November 18, 2022, the Company issued a press release with respect to the Services Agreement. A copy of the press release is attached hereto as Exhibit 99.1. This press release is furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit No.	Description
10.1	Services Agreement between Muscle Maker, Inc., Sadot LLC and Aggia LLC FC dated November 14, 2022
10.2	Addendum 1 to Services Agreement between Muscle Maker, Inc., Sadot LLC and Aggia LLC FC dated November 17, 2022
10.3	Limited Liability Operating Agreement of Sadot LLC dated November 16, 2022
10.4	Executive Employment Agreement between Muscle Maker, Inc. and Michael Roper dated November 16, 2022
10.5	Executive Employment Agreement between Muscle Maker, Inc. and Jennifer Black dated November 16, 2022
10.6	Executive Employment Agreement between Muscle Maker, Inc. and Kevin Mohan dated November 16, 2022
10.7	Executive Employment Agreement between Muscle Maker, Inc. and Kenn Miller dated November 16, 2022
10.8	Executive Employment Agreement between Muscle Maker, Inc. and Aimee Infantee dated November 16, 2022
99.1	Press Release dated November 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date:	November 18, 2022